For Further Information:

Renee Ketels,  616-233-0500

investorrelations@peakresorts.com

For Immediate Release

Peak Resorts Reports Results for First-Quarter FY2017

Wildwood, Missouri, Sept. 8, 2016 – Peak Resorts, Inc. (NASDAQ: SKIS), a leading owner and operator of high-quality, individually branded ski resorts in the U.S., today reported results for its first quarter ended July 31, 2016 of fiscal 2017.

First-Quarter 2017:

•	Revenue was $7.1 million, up $1.7 million from the first quarter of fiscal 2016.
•	Net loss was $7.9 million, or $0.56 per share.
•	Reported EBITDA* was ($6.9) million.
•	Resort operating expenses were up $1.6 million over the first quarter of fiscal 2016.
•	The next deadline for 2016/2017 season pass sales occurs in mid-October; management expects season pass sales to continue to be strong, especially the new, multi-resort Peak Pass product.

* See Definitions of Non-GAAP Financial Measures

Timothy D. Boyd, president and chief executive officer, commented, “During the first quarter, we made substantial progress in our strategic plan for the long-term, financial stability of Peak Resorts, which includes a purposeful effort to strengthen our balance sheet and capital structure. On August 22, we were pleased to announce our agreement with CAP 1 LLC (an affiliate of Summer Road) for a $20 million cumulative convertible preferred stock offering. We believe that, with the proceeds of this transaction, we will be on more solid financial footing and be well-positioned to grow the geographic footprint of our ski resort portfolio, as well as our overall market share in the regions that we serve.

Boyd added, “Summer is routinely our slowest season, and as the weather normalized over the past couple of months, our summer operations performed in line with expectations. Our various resorts hosted a robust schedule of events, including music festivals and art shows, as well as an array of family-friendly outdoor activities like zip-lines.

“We look forward to the upcoming ski season, which will include a full season with both Hunter Mountain and our new lodge at Mad River,” continued Boyd. “Further, we expect the sales of our season passes to continue to be strong during the remainder of the selling season through December.”

(dollars in thousands except per share data)	Three months ended July 31,
	2016	2015

Revenues	$7,126	$5,432
Loss from operations	$(10,117)	$(8,963)
Net loss	$(7,904)	$(7,079)
Loss per share (basic and diluted)	$(0.56)	$(0.51)
Weighted average shares outstanding	13,982	13,982
Vested restricted stock units	39	-
Reported EBITDA	$(6,900)	$(6,515)

Peak Resorts, Inc.Page 2 of 2

*  See below for Definitions of Non-GAAP Measures

First-Quarter FY2017 Resort Operating Results

Stephen J. Mueller, Peak Resorts’ chief financial officer, noted, “Total revenue and operating expenses increased during the first quarter primarily driven by the impact of the Hunter Mountain acquisition.”

(dollars in thousands)	Three months ended July 31,
	2016	2015

Revenues
Food and beverage	$2,487	$1,322
Hotel/lodging	$1,808	$1,460
Retail	$149	$159
Summer activities	$1,864	$1,923
Other	$818	$568
Total	$7,126	$5,432

(dollars in thousands)	Three months ended July 31,
	2016	2015

Resort operating expenses
Labor and labor related expenses	$7,707	$6,231
Retail and food and beverage cost of sales	$761	$516
Power and utilities	$588	$583
Other	$2,708	$2,877
Total	$11,764	$10,207

“We are looking forward to this upcoming ski season, with indicators like the positive response to our new Peak Pass product,” added Mueller. “We are also excited about the debut of our new base lodge at our Mad River property, which will stand at 46,000-square-feet, about twice the size of the previous building. The two-level structure will feature a more spacious upper loft area, with elevator access, a live-music stage, and a slope-side deck with views of the mountain, as well as seating for more than 300 skiers and snowboarders. Also, the dining area will contain more than 800 seats, almost double the available seating of the previous facility.”

Financial Position

Mueller continued, “As we noted during our recent fourth-quarter conference call, we have been diligently exploring long-term sources of financing to fund our future working capital needs.

“As such, we were glad to announce our agreement with CAP 1 LLC (an affiliate of Summer Road) for the preferred stock offering,” stated Mueller. “This investment is expected to provide us with increased financial flexibility, as well as ensure that we are well-positioned to execute on our strategy to grow our company, both organically and through strategic acquisition.”

The transaction is expected to be completed in early November, subject to the approval of the company’s shareholders and fulfillment of certain conditions.

Mueller continued, “In order to meet our current liquidity needs, the Company borrowed additional funds from its existing lenders. During the quarter, we borrowed an additional $1.75 million, and subsequent to the quarter, we pulled the remaining $2.75 million of the $20 million line of credit with Royal Banks of Missouri for working

Peak Resorts, Inc.Page 3 of 3

capital purposes. In addition, we have also, subsequent to the quarter, borrowed $4.0 million from the $5.5 million currently available under our new bridge loan with EPR, one of our primary lenders. These short term borrowings will help to ensure that we have the liquidity necessary to manage through our slower season until the 2016/2017 ski season begins.”

Boyd concluded, “We remain committed to providing value for our shareholders. However, as we’ve discussed previously, our Board continues to believe that it is not prudent to consider the issuance of a dividend while the EB-5 funds remain in escrow.”

Richard K. Deutsch, vice president, business and real estate development, and president of Mt. Snow, Ltd., added, “Although the United States Citizenship and Immigration Services (USCIS) approved our EB-5 program this past May, we are still waiting for the first Petition to be approved. As we’ve noted, the escrowed funds will be released once the first Petition is approved; however, we still have no direct insight into the government’s approval timeline during this final stage of the process.”

Quarterly Investor Call and Webcast

Peak Resorts will hold its first-quarter investor conference call/webcast on Thursday, September 8, 2016, at 11 a.m. ET.

The call/webcast will be available via:

Webcast:ir.peakresorts.com on the Events page

Conference Call:877-292-0959 (domestic) or 412-542-4158 (international)

A replay will be available on the Peak Resorts investor relations website (ir.peakresorts.com) after the call concludes.

Definitions of Non-GAAP Financial Measures

Reported EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). The company defines reported EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, investment income, other income or expense and other non-recurring items. The following table includes a reconciliation of reported EBITDA to the GAAP related measure of net loss:

	Three months ended
	July 31
	2016	2015

Net loss	$(7,904)	$(7,079)
Income tax benefit	(5,176)	(4,520)
Interest expense, net	3,048	2,721
Depreciation and amortization	3,217	2,448
Investment income	(2)	(2)
Gain on sale/leaseback	(83)	(83)
	$(6,900)	$(6,515)

Peak Resorts, Inc.Page 4 of 4

We have chosen to specifically include reported EBITDA as a measurement of our results of operations because we consider this measurement to be a significant indication of our financial performance and available capital resources. Because of large depreciation and other charges relating to our ski resorts, it is difficult for management to fully and accurately evaluate our financial results and available capital resources using net income. Management believes that by providing investors with reported EBITDA, investors will have a clearer understanding of our financial performance and cash flow because reported EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary by company primarily based upon the structure or existence of their financing; (ii) helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating structure; and (iii) is used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for planning.

Reported EBITDA is not a measure of performance defined by GAAP. Items excluded from reported EBITDA are significant components in understanding and assessing financial performance or liquidity. Reported EBITDA should not be considered in isolation or as alternative to, or substitute for, the GAAP related measure of net income, net change in cash and cash equivalents or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because reported EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, reported EBITDA as presented may not be comparable to other similarly titled measures of other companies.

About Peak Resorts

Headquartered in Missouri, Peak Resorts, Inc. is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The company now operates 14 ski resorts primarily located in the Northeast and Midwest, 13 of which are company owned, including Hunter Mountain, the Catskills’ premier winter resort destination.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York, Boston, Philadelphia, Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the company’s umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking and other summer activities. To learn more, visit the company’s website at ir.PeakResorts.com, or follow Peak Resorts on Facebook (https://www.facebook.com/skipeakresorts) for resort updates.

Forward Looking Statements

This news release contains forward-looking statements including statements regarding the future outlook and performance of Peak Resorts, Inc., and other statements based on current management expectations, estimates and projections. These statements are subject to a variety of risks and uncertainties, are not guarantees and are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, without limitation, those discussed under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended April 30, 2016, filed with the Securities and Exchange Commission, and as updated from time to time in the company’s filings with the SEC.  The forward-looking statements included in this news release are only made as of the date of this release, and Peak Resorts disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Peak Resorts, Inc.Page 5 of 5

Consolidated Income Statements

(in thousands, except share and per share data)

	(Unaudited)
	Three months ended July 31,
	2016	2015

Revenues	$7,126	$5,432

Costs and Expenses
Resort operating expenses	11,764	10,207
Depreciation and amortization	3,217	2,448
General and administrative expenses	1,372	936
Land and building rent	327	338
Real estate and other taxes	563	466
	17,243	14,395
Loss from Operations	(10,117)	(8,963)

Other Income (Expense)
Interest, net of interest capitalized of $384 and $91 in 2016 and 2015, respectively	(3,048)	(2,721)
Gain on sale/leaseback	83	83
Investment income	2	2
	(2,963)	(2,636)

Loss before Income Tax Benefit	(13,080)	(11,599)
Income Tax Benefit	(5,176)	(4,520)
Net Loss	$(7,904)	$(7,079)

Basic and diluted loss per share	$(0.56)	$(0.51)

Cash dividends declared per common share	$-	$0.1375

Peak Resorts, Inc.Page 6 of 6

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	(Unaudited)
	July 31,	April 30,
	2016	2016
Assets
Current assets
Cash and cash equivalents	$2,437	$5,396
Restricted cash balances	55,946	61,099
Income tax receivable	5,176	-
Accounts receivable	1,896	4,772
Inventory	2,801	2,730
Deferred income taxes	1,092	1,092
Prepaid expenses and deposits	2,636	2,680
	71,984	77,769
Property and equipment, net	190,425	192,178
Land held for development	37,550	37,542
Intangible assets, net	832	846
Goodwill	5,009	5,009
Other assets	619	619
	$306,419	$313,963
Liabilities and Stockholders' Equity
Current liabilities
Acquisition line of credit	$17,250	$15,500
Accounts payable and accrued expenses	18,149	18,696
Accrued salaries, wages and related taxes and benefits	1,060	919
Unearned revenue	14,074	13,233
EB-5 investor funds in escrow	50,504	52,004
Current portion of deferred gain on sale/leaseback	333	333
Current portion of long-term debt and capitalized lease obligation	2,598	2,456
	103,968	103,141
Long-term debt	118,238	118,343
Capitalized lease obligation	4,102	4,419
Deferred gain on sale/leaseback	3,095	3,178
Deferred income taxes	12,672	12,672
Other liabilities	567	576
Commitments and contingencies
Stockholders' Equity
Common stock, $.01 par value, 20,000,000 shares authorized, 13,982,400 shares issued	140	140
Additional paid-in capital	82,775	82,728
Accumulated Deficit	(19,138)	(11,234)
	63,777	71,634
	$306,419	$313,963